Exhibit 99.2

Shareholder Presentation November 11, 2019 Nasdaq: MMAC www.mmacapitalholdings.com 3600 O’Donnell Street, Suite 600, Baltimore, MD 21224 (443) 263-2900

Disclaimer • This presentation and any related oral statements contain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements often include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” ”may,” “plan,” “potential,” “project,” “see,” “seek,” “should,” “will,” “would,” and similar words or expressions and are made in connection with discussions of future events and future operating or financial performance. • Forward-looking statements reflect our management’s expectations at the date of this presentation regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated by the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this presentation. Readers are cautioned not to place undue reliance on forward-looking statements in this presentation or that we may make from time to time, and to consider carefully the factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission (“SEC”) on March 14, 2019. We do not undertake to update any forward-looking statements included in this presentation. 2 MMA Capital Holdings, Inc.

Company Overview 3 MMA Capital Holdings, Inc. Primarily invests in debt associated with renewable energy infrastructure and has a runoff portfolio of real estate assets Strong focus on investments with attractive risk-adjusted returns Our External Manager’s relationships and standing in the renewable energy industry provide access to investment opportunities in a large, segmented market that is growing and underserved Substantial federal net operating losses (“NOLs”), which enable the tax efficient reinvestment of net income KEY INVESTMENT HIGHLIGHTS Experienced Management Team with Proven Track Record Aligned Economic Interests Among Management and Shareholders Access to Extensive Renewable Energy Loan Origination Platform Strong Credit and Asset Management Capabilities Investment Strategy Well Positioned for Current Market Environment Targets investments that generate positive environmental or social impacts

Track Record Through opportunistic investments, prudent leverage and staying true to our mission and core competencies, MMA Capital Holdings, Inc. (“MMAC,” “our” or the “Company”) has generally realized significant growth in its two key long-term performance metrics, diluted common shareholders’ equity per share (“Book Value per Share”) and market price (“Share Price”), since December 31, 2013. 4 MMA Capital Holdings, Inc. $396.1 million of NOLs, which could enable the Company to offset up to $83.2 million of future federal income taxes1 NOLs are currently fully reserved and therefore, have no impact on our Book Value At September 30, 2019, $88.5 million of subordinated debt, which was reported at its amortized cost of $96.0 million, had a fair value of $44.2 million2 WHAT IS NOT REFLECTED IN BOOK VALUE 1 The disclosed pre-tax NOLs are presented as of December 31, 2018, of which approximately $380 million are subject to expiration between 2028 and 2035. Based on the Company’s corporate tax rate of 21% and its 5.9 million common shares at September 30, 2019, tax savings of up to $83.2 million, or $14.10 per share, could be realized using such NOLs. 2 As of September 30, 2019, the fair value of the subordinated debt, which required management to make various judgments and reflected an assumed market yield of 12.0%, was $8.80 less than the amortized cost on a per share basis.

External Manager Hunt Investment Management1 (“External Manager”) is part of Hunt Companies, Inc. (“Hunt”), which was founded in 1947 and is privately owned. Hunt is dedicated to fostering long-term partnerships through the development, investment, management and financing of real estate investments and public infrastructure. 5 MMA Capital Holdings, Inc. Senior management team with an average of 25 years of relevant experience Experienced Management Team with Proven Track Record Aligned Economic Interests Among Management and Shareholders Access to Extensive Renewable Energy Loan Origination Platform Strong Credit and Asset Management Capabilities Underwriting and asset management team has 95+ years of collective experience in the renewable energy and project development industry with no loss of principal on $2.1 billion of project debt commitments since inception in 2015 Typically maintains a pipeline of $500 million in active deals due to a strong reputation and relationships with seasoned developers in the renewable industry Hunt, together with MMAC executive officers, own approximately 15% of MMAC’s common shares 1 Additional information about Hunt Investment Management, LLC is described in its brochure (Part 2A of Form ADV) available at www.adviserinfo.sec.gov.

Q3 2019 Key Updates 6 MMA Capital Holdings, Inc. FINANCIAL RESULTS ▪ As of September 30, 2019, Book Value was $219.6 million, representing an increase of $5.0 million for the quarter. On a Book Value per Share basis, we realized growth of 2.3%, or $0.83 per share, to $37.29 ▪ $6.9 million of investment income from the Energy Capital portfolio was the largest driver of the third quarter increase in Book value ▪ While total expenses remained steady on a quarter over quarter basis, growth for the quarter was tempered by $1.0 million of net fair value losses on our interest rate hedge derivatives due to a decline in interest rates HIGHLIGHTS DURING THE QUARTER ▪ In September, we closed a revolving credit facility bearing an interest rate of 1M LIBOR + 2.75% ▪ $70 million committed at September 30, 2019 and $100 million at October 31, 2019 ▪ Expected to meaningfully reduce the cost of idle capital and increase our returns on equity INVESTMENT PORTFOLIO OVERVIEW ▪ As of September 30, 2019, the Company’s $214.6 million investment in the Energy Capital portfolio represented 57.4% of total assets of the Company ▪ The portfolio generated a 14.3% annualized net return on investment during the quarter1 ▪ The underlying renewable energy debt investments had a weighted-average (“WA”) maturity of 9 months and a WA coupon of 10.8% CAPITALIZATION ▪ As of September 30, 2019, the Company had debt with an unpaid principal balance (“UPB”) of $143.9 million, which had a carrying value of $151.3 million and an estimated fair value of $99.0 million ▪ Our Debt to Book Value ratio was 0.69x at September 30, 2019 1 The net return on investment is based upon the $6.9 million of reported income associated with investments related to the Solar Ventures, as later defined, for the quarter divided by a simple average of the reported carrying values of the related investments as of September 30th and June 30th.

Strategic Focus 7 MMA Capital Holdings, Inc. MMAC’s strategic objectives are to increase its return on equity and grow Book Value per Share and Share Price • Through our External Manager, the Company has access to an extensive renewable energy loan origination platform in a large segmented market, which we believe is underserved and offers compelling risk-adjusted returns for our shareholders • In 2019, the Company disposed of a significant portion of its bond-related investments, which were projected to generate lower returns, and redeployed this equity into our Energy Capital portfolio that we believe will generate higher returns Currently, we are focusing on growing our Energy Capital portfolio, which we believe is critical to this success • The Company expects to continue its approach of recycling capital out of existing lower returning investments into its Energy Capital portfolio • We will continue to explore ways to optimize the Company’s capitalization, including the efficient deployment of prudent leverage, as evidenced by the revolving credit facility that closed in September

Portfolios – Overview In this portfolio, we typically invest in loans alongside an institutional capital partner in three ventures (“Solar Ventures”) that primarily finance the design, development, construction and operation of renewable energy projects in North America. • As of September 30, 2019, MMAC held a 50% economic ownership interest in each of the Solar Ventures.1 • The Solar Ventures have exclusivity on late-stage development, construction and permanent loan opportunities in North America originated by our External Manager. • Historically financed with equity capital, but now benefits from a $100 million revolving credit facility. In this portfolio, we manage the Company’s cash, loan receivables, bond-related investments, real estate-related investments, subordinated debt and other assets and liabilities. This portfolio is the focus of our recycling efforts. 8 MMA Capital Holdings, Inc. $213 of Book Value at 12/31/17 $[150] of Debt $[363] of Assets Energy Capital Other Assets and Liabilities Balance Sheet Carrying Values by Portfolio $ in millions 1 During the third quarter, the Company and its partner in the Solar Ventures agreed to disproportionally fund certain capital calls, resulting in the Company’s ownership interest in one of the Solar Ventures temporarily decreasing below 50%.

Energy Capital – Solar Ventures • The Solar Ventures typically target loans with the following characteristics: • The Solar Ventures closed $358.3 million of loan commitments in the quarter. • As of September 30, 2019, the loans held in the Solar Ventures had an aggregate UPB of $362.7 million and aggregate unfunded loan commitments of $446.8 million. • Unfunded loan commitments are anticipated to be funded primarily by capital within the Solar Ventures through a combination of idle capital and existing loan redemptions. To the extent capital within the Solar Ventures is not sufficient, additional capital contributions from the members would be required. • The composition of the Solar Venture loan portfolio at September 30, 2019 was as follows: 9 MMA Capital Holdings, Inc. SIZE DURATION UNDERWRITTEN IRR 10% to 15%, before expenses ORIGINATION FEE 1.0% to 3.0% on committed capital COUPON Fixed rate between 7.0% and 14.0% $2 million to $50+ million Between 3 months and 5 years GEOGRAPHY United States WA COUPON WA REMAINING MATURITY 10.8% 9 months UPB by Product Type AVERAGE IDLE EQUITY IN THE SOLAR VENTURES DURING THE QUARTER Approximately 13% AVERAGE LOAN COMMITMENT $19.0 million $ in millions

Solar Ventures’ Track Record: 2015 through September 30, 2019 10 MMA Capital Holdings, Inc. Closed over 150 project-based loans totaling $2.1Bn of debt commitments to finance 640+ solar projects across 19 states1 107 loans totaling $1.2Bn have repaid with a WA IRR of 17.1% and no principal losses Projects will generate over 6.2 gigawatts of renewable energy 173MM metric tons of CO2 avoided, equivalent to 19.5MM gallons of gasoline 1 Included in the state count is the U.S. Territory of Puerto Rico Geographic Concentration Closed Loan Commitments by Product Type

Other Assets and Liabilities 11 MMA Capital Holdings, Inc. • A secured note that generates interest income at a rate of 5.0% and that had a carrying value and UPB of $67.0 million at September 30, 2019 • The note is interest only until March 31, 2020 when it will begin to amortize in 20 equal quarterly installments of $3.35 million • An equity investment in Spanish Fort Town Center, a mixed-use development located near Mobile, AL • A land development project in Winchester, VA • A limited partnership interest in the South Africa Workforce Housing Fund • As of September 30, 2019, our bond investments, consisting of unrated, unlevered fixed rate bonds that finance U.S. infrastructure and affordable housing, had a carrying value of $34.1 million NOL CARRY FORWARDS • At September 30, 2019, our $124.5 million of deferred tax assets (“DTAs”) were fully reserved given management’s quarterly assessment of their realizability LIBOR-BASED LONG- TERM SUBORDINATED DEBT • Our subordinated debt, which is senior only to shareholders’ equity and has limited financial covenants, carries an interest rate of 3-month LIBOR plus a 2.0% spread and amortizes 2.0% annually until a balloon payment at maturity in 2035 • The interest rate risk associated with this debt is partially hedged until October 2026 with interest rate swaps, which effectively fix $35 million of LIBOR exposure at 1.61%, and a $35 million 3.0% interest rate cap The Other Assets and Liabilities portfolio includes primarily the following assets and liabilities. HUNT LOAN RECEIVABLE REAL ESTATE- RELATED INVESTMENTS BOND-RELATED INVESTMENTS

Future 12 MMA Capital Holdings, Inc. • Staying true to our mission • Retaining and reinvesting our pre-tax earnings by using our NOLs Moving forward, we expect MMAC to grow its Book Value per Share and Share Price by: • Increasing the Company’s return on invested capital by redeploying equity out of the Other Assets and Liabilities portfolio and into the Energy Capital portfolio • Offering additional equity, when accretive • Leveraging our investments prudently • Lowering our overhead in total and as a percentage of equity • Exploring opportunities in related investment spaces

Appendix – Select Financial Data The select financial data provided in this Appendix can be found in MMAC’s September 30, 2019 Form 10-Q. 13 MMA Capital Holdings, Inc.

Appendix 14 MMA Capital Holdings, Inc. Appendix – Select Income Statement and Per Share Data

Appendix 15 MMA Capital Holdings, Inc. Appendix – Select Balance Sheet Data and Rollforward of Common Shareholders’ Equity

Nasdaq: MMAC For more information, please visit our website at www.mmacapitalholdings.com Or, contact Investor Relations directly at 443-263-2900 | 855-650-6932 info@mmacapitalholdings.com 16 MMA Capital Holdings, Inc.